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                                                                       EXHIBIT 1


                      MERRILL LYNCH LIFE INSURANCE COMPANY

                 BOARD OF DIRECTORS UNANIMOUS WRITTEN CONSENT TO
                       CORPORATE ACTION WITHOUT A MEETING

The undersigned, being all of the directors of Merrill Lynch Life Insurance Company (the "Company"), an Arkansas corporation, do hereby, pursuant to the provisions of Article III, Section 17, "Actions Without a Meeting," of the Amended and Restated By-Laws of the Company, consent to, approve, and adopt the following preambles and resolutions:

WHEREAS, the Board of Directors of the Company has analyzed adding certain new variable annuity contracts to the Company's product portfolio and has determined it is advisable to add such contracts; and

WHEREAS, to issue these new variable annuity contracts, the Company has determined it is advisable to establish a new separate account pursuant to the insurance laws of the State of Arkansas.

NOW, THEREFORE, BE IT RESOLVED, that the Company obtain, as necessary, the required approvals, authorizations and/or licenses to issue these new variable annuity contracts in states where the Company is licensed and approved to transact business; and

FURTHER RESOLVED, that the Board of Directors of the Company hereby establishes a separate account, pursuant to the provisions of Title 23, Subtitle 3, Chapter 81, Subchapter 4 of the Arkansas Insurance Code, designated Merrill Lynch Life Variable Annuity Separate Account D (hereinafter the "Variable Account"), for the following use and purposes, and subject to such conditions as hereinafter set forth; and

FURTHER RESOLVED, that the Variable Account is established for the purpose of providing for the issuance by the Company of certain new variable annuity contracts (the "Contracts"), and shall constitute a funding medium to support reserves under such Contracts issued by the Company; and

FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to the Variable Account shall be credited to or charged against the Variable Account, without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, that portion of the assets of the Variable Account equal to the reserves and other liabilities under the Contracts and any other contracts issued through the Variable Account will not be chargeable with liabilities arising out of any other business the Company may conduct; and

FURTHER RESOLVED, that the Variable Account shall be divided into investment subaccounts (the "Subaccounts"), each of which may invest in assets including shares of a mutual fund portfolio, and net premiums under the Contracts shall be allocated in accordance with instructions received from owners of the Contracts; and


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FURTHER RESOLVED, that the President, any Vice President, or the General
Counsel, and each of them, be, and hereby is, authorized to add or remove any Subaccount of the Variable Account or add or remove any mutual fund portfolio as may hereafter be deemed necessary or appropriate; and

FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to each Subaccount of the Variable Account shall be credited to or charged against such Subaccount of the Variable Account, without regard to other income, gains or losses of any other Subaccount of the Variable Account; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, be, and hereby is, authorized to invest such amount or amounts of the Company's cash in the Variable Account or in any Subaccount thereof or in any mutual fund portfolio as may be deemed necessary or appropriate to facilitate the commencement of the Variable Account's and/or the mutual fund portfolio's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act"); and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, be, and hereby is, severally authorized to transfer cash from time to time from the Company's general account to the Variable Account, or from the Variable Account to the general account, as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of the Variable Account hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and hereby is, severally authorized and directed to take all action necessary to:
(a) register the Variable Account as a unit investment trust under the 1940 Act;
(b) register the Contracts in such amounts, which may be an indefinite amount, as such officers of the Company shall from time to time deem appropriate under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Contracts for sale and the operation of the Variable Account in order to comply with the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and other applicable federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, and any applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, is severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of


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the Variable Account, and by the Company as sponsor and depositor, a
Notification of Registration on Form N-8A, a registration statement on Form N-4 registering the Variable Account as an investment company under the 1940 Act, and a registration statement registering the Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Variable Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, that the General Counsel is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, is severally authorized on behalf of the Variable Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Variable Account and the Company; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, be, and hereby is, severally authorized in the names and on behalf of the Variable Account and the Company: (a) to execute and file irrevocable written consents on the part of the Variable Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with the registration or qualification of the Contracts; and (b) to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Variable Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Contracts with respect to securities owned by the Variable Account; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (a) with Merrill Lynch, Pierce, Fenner & Smith Incorporated or other qualified entity under which Merrill Lynch, Pierce,


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Fenner & Smith Incorporated or such other entity will be appointed principal underwriter and distributor for the Contracts, (b) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Variable Account and the design, issuance, and administration of the Contracts, and (c) with the designated mutual fund portfolios and/or the principal underwriter and distributor of such mutual fund portfolios for the purchase and redemption of portfolio shares; and

FURTHER RESOLVED, that the President, any Vice President, or the General Counsel, and each of them, with full power to act without the others, is hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

All signatures of the directors need not appear on the same copy of this consent.

Consented to as of the 21st day of June, 2002.


                                           /s/ H. McIntyre Gardner
                                           -------------------------------------
                                           H. McIntyre Gardner
                                           Director and Chairman of the Board


                                           /s/ Nikos K. Kardassis
                                           -------------------------------------
                                           Nikos K. Kardassis
                                           Director, President and Chief
                                           Executive Officer


                                           /s/ Matthew J. Rider
                                           -------------------------------------
                                           Matthew J. Rider
                                           Director, Senior Vice President,
                                           Chief Financial Officer and Treasurer


                                           /s/ Barry G. Skolnick
                                           -------------------------------------
                                           Barry G. Skolnick
                                           Director, Senior Vice President,
                                           General Counsel, and Secretary



/s/ Christopher J. Grady                   /s/ Michael P. Cogswell
----------------------------------------   -------------------------------------
Christopher J. Grady                       Michael P. Cogswell
Director and Senior Vice President         Director and Senior Vice President




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